Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form F-1 of our report dated March 6, 2018 relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited and its subsidiaries appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche

Deloitte & Touche

Taipei, Taiwan

Republic of China

April 16, 2018